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                                                                       EXHIBIT 5

                         FORM OF PIPER & MARBURY OPINION



Reed Smith Shaw & McClay
2500 One Liberty Place
Philadelphia, Pennsylvania 19103


                  Corporate Property Associates 14 Incorporated

Dear Sirs:

         We have acted as special Maryland counsel in connection with a public offering by Corporate Property Associates 14 Incorporated, a Maryland corporation (the "Company"), of up to 30,000,000 shares of its Common Stock, par value $.001 per share (the "Shares"), pursuant to a Sales Agency Agreement to be dated __________ (the "Sales Agency Agreement") between the Company and Carey Financial Corporation, as Sales Agent. This opinion is being furnished to you at the request of the Company to support your opinion under Section 7(b) of the Sales Agency Agreement.

         In our capacity as special Maryland counsel, we have reviewed the following:

                  (a) The Charter and By-Laws of the Company.

                  (b) The Company's Registration Statement on Form S-11 relating
         to the offering and sale of the Shares (Registration No. 333-    ) and
         any amendments thereto (The "Registration Statement").

                  (c) The final Prospectus dated _________, 1997 (the "Prospectus").

                  (d) The Sales Agency Agreement and related Selected Dealer Agreement to be dated _________, 1997 among the Company, Carey Financial Corporation, and certain selected dealers (the "Selected Dealer Agreement").

                  (e) The minutes of proceedings of the Company relating to its organization, authorizing the issuance of the outstanding shares of Common Stock, authorizing (including authorizing the execution and delivery of) the Sales Agency Agreement and the Selected Dealer Agreement, and authorizing the transactions contemplated thereby.
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                  (f) Good Standing Certificate for the Company, dated
         ____________, issued by the Maryland State Department of Assessments and Taxation.

                  (g) A Certificate of the Secretary of the Company dated _____________ as to certain factual matters.

                  (h) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

         In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters (including, without limitation, the issuance of the outstanding capital stock, the receipt of consideration therefor, and the execution and delivery of the Sales Agency Agreement and the Selected Dealer Agreement) we have relied on the Certificate of the Secretary of the Company referred to in paragraph (g) above, and have not independently verified the matters stated therein. Nothing has come to our attention which leads us to believe that any factual representation made in the Certificate of the Secretary of the Company referred to in paragraph (g) above is not correct. We have also assumed that each of the parties thereto (other than the Company) has duly and validly authorized, executed and delivered the Sales Agency Agreement and the Selected Dealer Agreement and each other instrument, document, and agreement executed in connection therewith to which such party is a signatory, and that such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Sales Agency Agreement.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:
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                  (1) The Company has been duly incorporated and is validly
         existing as a corporation in good standing under the laws of the State of Maryland.

                  (2) The Shares have been duly authorized and, when issued and delivered by the Company pursuant to the Sales Agency Agreement against payment of the consideration set forth therein, will be validly issued, fully paid, and non-assessable shares; no holder thereof is or will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue, and sale of such Shares has been validly and sufficiently taken.

                  (3) The Sales Agency Agreement has been duly and validly authorized and, assuming it has been executed and delivered by an officer authorized by appropriate resolutions of the Board of Directors of the Company, executed and delivered by or on behalf of the Company and constitutes the valid, binding, and enforceable agreement of the Company except (i) as may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally, (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought, and (iii) that rights to indemnify may be limited by federal or state securities laws or the public policy underlying such laws.

                  (4) Neither the execution and delivery of the Sales Agency Agreement, nor compliance with the terms and provisions thereof, nor consummation of the transactions contemplated therein and in the Prospectus, will result in any violation of the Charter or By-Laws of the Company or, to our knowledge, of any statute, order, judgment, writ, injunction, decree, rule or regulation known to us to be applicable to the Company, of any court, regulatory agency, or other governmental body having jurisdiction over the Company.
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                  (5) The statements in the Current Prospectus under the caption
         "Description of Shares," insofar as they are, or refer to, statements of law or legal conclusions, are correct and fairly present the information required to be shown therein in all material respects.

         In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

                  (a) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland, and we have made no investigation as to, and express no opinion concerning, any law of any other jurisdiction. References to "statute, order, judgment, writ, injunction, decree, rule, or regulation" and "court, regulatory agency, or other governmental body" shall refer to "Maryland statute, Maryland order, Maryland judgment, Maryland writ, Maryland injunction, Maryland decree, Maryland rule, or Maryland regulation" and to "Maryland court, Maryland regulatory agency, or other Maryland governmental body." We note that the Sales Agency Agreement will be construed in accordance with the laws of the State of New York, and we have assumed for purposes of this opinion that the applicable laws of the State of New York are the same as those in effect in the State of Maryland.

                  (b) The opinion expressed herein concerns only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts after the date hereof that might change the opinions expressed herein.

                  (c) The words "to our knowledge" and "known to us" used herein are limited to the knowledge of the lawyers within our firm who have represented the Company in connection with the Registration Statement, and the Sales Agency Agreement and the Selected Dealer Agreement.

                  (d) The Sales Agency Agreement and the Selected Dealer Agreement have been duly executed and delivered
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         by the parties thereto (other than the Company), and such parties have full legal capacity to do so.

         The opinion expressed in this letter is solely for your use in rendering your opinion pursuant to Section 7(b) of the Sales Agency Agreement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.

                                                          Very truly yours,